                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]
--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                               First Alert, Inc.
                (Name of Registrant as Specified In Its Charter)

                               First Alert, Inc.
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously by written preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:
--------------------------------------------------------------------------------

                               FIRST ALERT, INC.

                                   NOTICE OF
                      1997 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 6, 1997

To Our Stockholders:

     The 1997 Annual Meeting of Stockholders of First Alert, Inc. will be held on Tuesday, May 6, 1997, beginning at 10:30 a.m., in the Regency Ballroom of the Hilton Hotel, 3003 Corporate West Drive, Lisle, Illinois, for the following purposes:

     1. To elect three directors, to serve for a term of three years as more fully described in the accompanying Proxy Statement.

     2. To consider and act upon a proposal to ratify, confirm and approve the First Alert, Inc. 1997 Stock Option Plan.

     3. To consider and act upon a proposal to ratify, confirm and approve the selection of Price Waterhouse LLP as the independent public accountants of the Company for fiscal year 1997.

     4. To consider and act upon any other business which may properly come before the meeting.

     The Board of Directors has fixed the close of business on March 18, 1997, as the record date for the meeting. Only stockholders of record on that date are entitled to notice of and to vote at the meeting.

     PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON.

                                          By order of the Board of Directors


                                          /s/ Haldon K. Grant

                                          HALDON K. GRANT
                                          Secretary

Aurora, Illinois
April 7, 1997

                               FIRST ALERT, INC.

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of First Alert, Inc. (the "Company") for use at the 1997 Annual Meeting of Stockholders to be held on Tuesday, May 6, 1997, at the time and place set forth in the notice of the meeting, and at any adjournments thereof. The approximate date on which this Proxy Statement and form of proxy are first being sent to stockholders is April 7, 1997.

     If the enclosed proxy is properly executed and returned, it will be voted in the manner directed by the stockholder. If no instructions are specified with respect to any particular matter to be acted upon, proxies will be voted in favor thereof. Any person signing the enclosed form of proxy has the power to revoke it by voting in person at the meeting, or by giving written notice of revocation to the Secretary of the Company at any time before the proxy is exercised.

     The holders of a majority in interest of all Common Stock issued, outstanding and entitled to vote are required to be present in person or be represented by proxy at the meeting in order to constitute a quorum for the transaction of business. The election of the nominees for director will be decided by plurality vote. The affirmative vote of the holders of at least a majority of the shares of Common Stock voting in person or by proxy at the meeting are required to approve all other matters listed in the notice of the meeting.

     The Company will bear the cost of the solicitation. It is expected that the solicitation will be made primarily by mail, but regular employees or representatives of the Company (none of whom will receive any extra compensation for their activities) may also solicit proxies by telephone, telecopier and in person and arrange for brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to their principals at the expense of the Company.

     The Company's principal executive offices are located at 3901 Liberty Street Road, Aurora, Illinois 60504-8122, telephone number (630) 851-7330.

                       RECORD DATE AND VOTING SECURITIES

     Only stockholders of record at the close of business on March 18, 1997 are entitled to notice of and to vote at the meeting. On that date, the Company had outstanding and entitled to vote 24,183,116 shares of Common Stock, par value $.01 per share ("Company Common Stock" or "Common Stock"). Each outstanding share of Company Common Stock entitles the record holder to one vote.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table shows, as of March 18, 1997, any person who is known by the Company to be the beneficial owner of more than five percent of any class of voting securities of the Company. For purposes of this Proxy Statement, beneficial ownership is defined in accordance with Rule 13d-3 ("Rule 13d-3") under the Securities Exchange Act of 1934, as amended, and means generally the power to vote or dispose of the securities, regardless of any economic interest therein. See "Security Ownership of Directors and Officers" for information concerning the beneficial ownership of voting securities of the Company by directors and executive officers of the Company.

                                                                      AMOUNT AND
                                                                      NATURE OF
           NAME AND ADDRESS OF                                        BENEFICIAL      PERCENT
            BENEFICIAL OWNER                                         OWNERSHIP(1)     OF CLASS
           -------------------                                       ------------     --------
Thomas H. Lee Equity Partners, L.P. ...............................    8,324,492(2)      34.4%
     c/o Thomas H. Lee Company 75 State Street Boston,
     Massachusetts 02109

ML-Lee Acquisition Funds...........................................    4,339,998(3)      17.9%
     c/o Merrill Lynch & Co., Inc. World Financial Center South
     Tower New York, New York 10080

---------------
(1) According to Schedules 13G filed with the Securities and Exchange Commission on or before February 14, 1997. All of the shares included in this table are subject to the terms of the Shareholders' Agreement described under "Compensation Committee Interlocks and Insider Participation -- Certain Relationships and Related Transactions."

(2) In addition, each of the THL Equity Advisors Limited Partnership ("Equity Advisors"), the general partner of Thomas H. Lee Equity Partners, L.P. ("Equity Partners"); THL Equity Trust, the general partner of Equity Advisors; David V. Harkins, as Trustee of THL Equity Trust; and Scott A. Schoen and Anthony J. DiNovi, as officers of THL Equity Trust, may be deemed to be beneficial owners of the 8,324,492 shares of Common Stock held by Equity Partners. Each of Equity Advisors, THL Equity Trust, Mr. Harkins, Mr. Schoen and Mr. DiNovi maintains a principal business address c/o Thomas H. Lee Company ("THL Co."), 75 State Street, Boston, Massachusetts 02109.

(3) Represents 2,281,524 shares held of record by the ML-Lee Acquisition Fund, L.P. ("Fund I"), the ML-Lee Acquisition Fund II, L.P. ("Fund II") and the ML-Lee Acquisition Fund (Retirement Accounts) II, L.P. (the "Retirement Fund", and, together with Fund II, the "ML-Lee Acquisition Funds") and 2,058,474 shares held of record by Fund II. Each of: Thomas H. Lee Advisors II, L.P. ("Advisors II"), the investment advisor of each of Fund II and the Retirement Fund; T.H. Lee Mezzanine II ("Mezzanine II"), a general partner of Advisors II; David V. Harkins, as a Trustee of THL Equity Trust; and Scott A. Schoen and Anthony J. DiNovi, as officers of Mezzanine II, may be deemed to be beneficial owners of 4,339,998 shares of Common Stock held in the aggregate by Fund II and the Retirement Fund. Each of Advisors II and Mezzanine II maintains its principal address c/o THL Co., 75 State Street, Boston, Massachusetts 02109. The ML-Lee Acquisition Funds maintains its principal address c/o Merrill Lynch & Co., World Financial Center, South Tower, New York, New York 10080.

                  SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

     The following information is furnished as of March 18, 1997, with respect to Common Stock of the Company beneficially owned within the meaning of Rule 13d-3 by (i) each director of the Company and each nominee; (ii) each Named Executive Officer (as defined herein); and (iii) all directors and executive officers of the Company as a group. All of the shares included in this table, other than those owned by Messrs. Albers, Messner, Rohl and Wood, are subject to the terms of the Shareholders' Agreement described under "Compensation Committee Interlocks and Insider Participation -- Certain Relationships and Related Transactions."


                                                                      AMOUNT AND
                                                                      NATURE OF
            NAME AND ADDRESS OF                                       BENEFICIAL      PERCENT
             BENEFICIAL OWNER                                         OWNERSHIP       OF CLASS
            -------------------                                       ----------      --------
John R. Albers......................................................    44,347 (1)         *
William K. Brouse...................................................   161,498 (2)         *
Malcolm Candlish....................................................   837,998 (3)       3.4%
Anthony J. DiNovi...................................................    35,550 (4)         *
David V. Harkins....................................................   130,918 (5)         *
B. Joseph Messner...................................................    25,000             *
Michael A. Rohl.....................................................    34,900 (6)         *
Scott A. Schoen.....................................................    87,034 (7)         *
Peter M. Wood.......................................................     6,347 (8)         *
All directors and executive officers as a group (10 persons)........  1,365,092(9)       5.5%

---------------
  * Represents beneficial ownership of less than 1%.

(1) Includes 4,347 shares of Common Stock which Mr. Albers has the right to acquire within sixty days pursuant to the First Alert, Inc. Non-Qualified Stock Option Plan for Non-Employee Directors (the "Non-Employee Director Plan"). Mr. Albers maintains his principal business address c/o First Alert, Inc., 3901 Liberty Street Road, Aurora, Illinois 60504.

(2) Includes 109,498 shares of Common Stock which Mr. Brouse has the right to acquire within sixty days pursuant to the First Alert, Inc. 1992 Stock Option Plan (the "1992 Stock Option Plan") and the First Alert, Inc. 1994 Stock Option Plan (the "1994 Stock Option Plan"). Mr. Brouse is also a joint trustee with respect to a trust which includes 3,000 shares of Common Stock. Mr. Brouse disclaims any beneficial ownership of such shares. Mr. Brouse maintains his principal business address c/o First Alert, Inc., 3901 Liberty Street Road, Aurora, Illinois 60504.

(3) Includes 478,998 shares of Common Stock which Mr. Candlish has the right to acquire within sixty days pursuant to the 1992 Stock Option Plan and the 1994 Stock Option Plan. Mr. Candlish maintains his principal business address c/o First Alert, Inc., 3901 Liberty Street Road, Aurora, Illinois 60504.

(4) Mr. DiNovi also may be deemed to be the beneficial owner of the 8,324,492 shares of Common Stock held by Equity Partners and the 4,339,998 shares of Common Stock held, in the aggregate, by the Retirement Fund and Fund II, by virtue of his positions as an officer of each of THL Equity Trust and Mezzanine II. Mr. DiNovi disclaims beneficial ownership of such shares. Mr. DiNovi maintains his principal business address c/o THL Co., 75 State Street, Boston, Massachusetts 02109.

(5) Mr. Harkins also may be deemed to be the beneficial owner of the 8,324,492 shares of Common Stock held by Equity Partners and the 4,339,998 shares of Common Stock held, in the aggregate, by the Retirement Fund and the Fund II, by virtue of his position as a Trustee and officer of each of THL Equity Trust and Mezzanine II. Mr. Harkins also may be deemed to beneficially own 12,400 shares of Common Stock held by his children. Mr. Harkins disclaims beneficial ownership of all such shares.

    Mr. Harkins maintains his principal business address c/o THL Co., 75 State Street, Boston, Massachusetts 02109.

(6) Includes 32,400 shares of Common Stock which Mr. Rohl has the right to acquire within sixty days pursuant to the 1994 Stock Option Plan. Mr. Rohl maintains his principal business address c/o First Alert, Inc., 3901 Liberty Street Road, Aurora, Illinois 60504.

(7) Mr. Schoen also may be deemed to be the beneficial owner of the 8,324,492 shares of Common Stock held by Equity Partners and the 4,339,998 shares of Common Stock held, in the aggregate, by the Retirement Fund and the Fund II, by virtue of his position as an officer of each of THL Equity Trust and Mezzanine II. Mr. Schoen disclaims beneficial ownership of such shares. Mr. Schoen also may be deemed to hold an additional 6,000 shares of Common Stock as a result of such shares being held in trust for the benefit of his children and an additional 15,460 shares of Common Stock held by other members of his immediate family. Mr. Schoen disclaims beneficial ownership of all such additional shares. Mr. Schoen maintains his principal business address c/o THL Co., 75 State Street, Boston, Massachusetts 02109.

(8) Includes 4,347 shares of Common Stock which Mr. Wood has the right to acquire within sixty days pursuant to the Non-Employee Director Plan. Mr. Wood maintains his principal business address c/o First Alert, Inc., 3901 Liberty Street Road, Aurora, Illinois 60504.

(9) Includes shares beneficially owned by Messrs. Albers, Brouse, Candlish, Mark
    A. Devine, Vice President -- Engineering of the Company, DiNovi, Harkins, Messner, Rohl, Schoen and Wood (including 1,000 shares of Common Stock Mr. Devine has the right to acquire within sixty days pursuant to the 1994 Stock Option Plan). In addition, the shares of Common Stock held by Equity Partners and the ML-Lee Acquisition Funds may be deemed beneficially owned by Messrs. DiNovi, Harkins and Schoen by virtue of their affiliation with Equity Partners and the ML-Lee Acquisition Funds; however, each of Messrs. DiNovi, Harkins and Schoen disclaims such beneficial ownership.

                        ITEM 1 -- ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes, with each class as nearly equal in number as possible. One class is elected each year for a term of three years. It is proposed that the nominees listed below, whose terms expire at the Annual Meeting, be elected to serve a term of three years and until their successors are duly elected and qualified or until they sooner die, resign or are removed. The Company presently has a Board of Directors of seven members. Each of the nominees, except Mr. Albert L. Prillaman, is a current director of the Company. One current director of the Company whose term expires at the Annual Meeting, Mr. Peter M. Wood, is not standing for reelection at the Annual Meeting.

     The persons named in the accompanying proxy will vote, unless authority is withheld, for the election of the nominees named below. If such nominees should become unavailable for election, the persons named in the accompanying proxy will vote for such substitutes as the Board of Directors may recommend. The nominees are not related to any other executive officer of the Company or its subsidiaries.

                                       YEAR FIRST
                                        ELECTED A       POSITION WITH THE COMPANY OR PRINCIPAL
NAME OF DIRECTOR                AGE     DIRECTOR         OCCUPATION DURING THE PAST FIVE YEARS
----------------                ---    -----------      --------------------------------------
                                   DIRECTORS STANDING FOR ELECTION

NOMINATED FOR A TERM ENDING IN 2000:
Malcolm Candlish..............  61         1992       Malcolm Candlish joined the Company as a
                                                      director in August 1992 and was elected
                                                      Chairman of the Board in October 1992 and
                                                      Chief Executive Officer in December 1992.
                                                      Mr. Candlish served as Chief Executive
                                                      Officer until September 18, 1996. He also
                                                      served as President of the Company from
                                                      April 1, 1996 to September 18, 1996. Prior
                                                      to his employment with the Company, Mr.
                                                      Candlish was Chairman, Chief Executive
                                                      Officer and President of Sealy, Inc., a
                                                      bedding manufacturer, from 1989 until
                                                      October 1992. From 1983 until 1989, Mr.
                                                      Candlish was employed with Beatrice
                                                      Companies, a conglomerate, as President and
                                                      Chief Executive Officer of Samsonite
                                                      Luggage Company, a luggage manufacturer
                                                      and, from 1977 until 1983, Mr. Candlish was
                                                      employed by the Wilson Sporting Goods
                                                      subsidiary of PepsiCo., Inc. in various
                                                      executive positions. Mr. Candlish also
                                                      serves as a director of AmerUs Life
                                                      Insurance Company and The Black & Decker
                                                      Corporation.

                                       YEAR FIRST
                                        ELECTED A       POSITION WITH THE COMPANY OR PRINCIPAL
NAME OF DIRECTOR                AGE     DIRECTOR         OCCUPATION DURING THE PAST FIVE YEARS
----------------                ---    -----------      --------------------------------------
David V. Harkins..............  56         1992       David V. Harkins has served as a director
                                                      of the Company since July 1992. Mr. Harkins
                                                      has also served as Chairman of the
                                                      Company's Compensation Committee and as a
                                                      member of the Company's Audit Committee
                                                      since October 1992. Mr. Harkins has been
                                                      employed by THL Co., an investment company,
                                                      since 1986 and currently serves as a Senior
                                                      Managing Director. Mr. Harkins has been
                                                      Chairman and director of National Dentex
                                                      Corporation, an operator of dental
                                                      laboratories, since 1983. Mr. Harkins also
                                                      serves as Senior Vice President and Trustee
                                                      of Thomas H. Lee Advisors I, L.P.
                                                      ("Advisors I") and Mezzanine II, affiliates
                                                      of the Fund II and the Retirement Fund,
                                                      respectively, and as a director of Stanley
                                                      Furniture Company, Inc., HomeSide Lending,
                                                      Inc. and various private corporations.

Albert L. Prillaman...........  51    Nominee         Albert L. Prillaman currently serves as
                                                      Chairman, Chief Executive Officer and
                                                      President of Stanley Furniture Company,
                                                      Inc. ("Stanley"), a furniture manufacturer.
                                                      Mr. Prillaman has been President and Chief
                                                      Executive Officer of Stanley since December
                                                      1985 and Chairman of the Board of Stanley
                                                      since September 1988. Before such time, Mr.
                                                      Prillaman served in various executive
                                                      capacities with Stanley and its predecessor
                                                      company since 1969. Mr. Prillaman also is a
                                                      director of MainStreet BankGroup
                                                      Incorporated.

                                 DIRECTORS CONTINUING IN OFFICE

SERVING A TERM ENDING IN 1998:
John R. Albers................  65         1995       John R. Albers has served as a director of
                                                      the Company since July 1995. Mr. Albers has
                                                      also served as a member of the Company's
                                                      Compensation Committee since July 1995.
                                                      From May 1995 to present, Mr. Albers has
                                                      served as Chief Executive Officer and
                                                      President of Fairfield Enterprises, Inc., a
                                                      holding company. From 1988 to March 1995,
                                                      Mr. Albers served as Chairman, President
                                                      and Chief Executive Officer of Dr.
                                                      Pepper/Seven-Up Companies, Inc., a beverage
                                                      manufacturer. Mr. Albers is also a director
                                                      of AmerUs Life Insurance Company and
                                                      Recovery Engineering, Inc.

                                       YEAR FIRST
                                        ELECTED A       POSITION WITH THE COMPANY OR PRINCIPAL
NAME OF DIRECTOR                AGE     DIRECTOR         OCCUPATION DURING THE PAST FIVE YEARS
----------------                ---    ----------       --------------------------------------
Anthony J. DiNovi.............  34         1992       Anthony J. DiNovi has served as a director
                                                      of the Company since July 1992. Mr. DiNovi
                                                      has also served on the Company's Audit
                                                      Committee since October 1992 and the
                                                      Company's Compensation Committee since July
                                                      1995. Mr. DiNovi has been employed by THL
                                                      Co., an investment company, since 1988 and
                                                      currently serves as a Managing Director.
                                                      Mr. DiNovi also serves as a Vice President
                                                      of Advisors I and Mezzanine II, affiliates
                                                      of the ML Acquisition Funds, and as a
                                                      director of Safelite Glass Corp. and
                                                      various private corporations.

SERVING A TERM ENDING IN 1999:
B. Joseph Messner.............  44         1996       B. Joseph Messner joined the Company as the
                                                      President, Chief Executive Officer and a
                                                      director on September 18, 1996. Prior to
                                                      his employment with the Company, Mr.
                                                      Messner served as president of Bushnell
                                                      Corporation, formerly the Sports Optics
                                                      Division of Bausch & Lomb, Inc. from 1989
                                                      to November, 1995. In the period from 1981
                                                      through 1988, he held other positions with
                                                      Bausch & Lomb, Inc. including Vice
                                                      President and Controller of the Eyewear
                                                      Division and Corporate Director of Finance.
                                                      Mr. Messner also serves as a director of
                                                      Totes, Inc.

Scott A. Schoen...............  38         1992       Scott A. Schoen has served as a director of
                                                      the Company since July 1992. Mr. Schoen has
                                                      also served as a member of the Company's
                                                      Compensation Committee and Chairman of the
                                                      Company's Audit Committee since October
                                                      1992. Mr. Schoen has been employed by THL
                                                      Co., an investment company, since 1986 and
                                                      currently serves as a Managing Director.
                                                      Mr. Schoen also serves as a Vice President
                                                      of Advisors I and Mezzanine II, affiliates
                                                      of THL Co., and as a director of Health o
                                                      meter Products, Inc., Rayovac Corporation,
                                                      LaSalle Re Holdings, Inc. and various
                                                      private corporations.

                 INFORMATION CONCERNING THE BOARD OF DIRECTORS

     During fiscal 1996, there were six meetings of the Board of Directors of the Company. All of the directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors during which they served as director and (ii) the total number of meetings held by committees of the Board of Directors on which they served. The Board of Directors does not have a Nominating Committee. Directors of the Company who are not employees of the Company and who are not affiliates of significant investors in the Company receive an annual retainer of $13,000 and a fee of $2,000 for each Board meeting attended or $500 for each Board meeting in which the director participates by telephone. Such directors also receive annual retainer fees of an aggregate of $2,000 for service as a member of one or more Board committees and fees for each Board committee meeting attended, not held in conjunction with a full Board meeting, of $1,000 or $500 for each committee meeting in which the director participates by telephone. Pursuant to the Non-Employee Director Plan, qualifying directors receive approximately one half of their compensation as directors in the form of options to acquire Common Stock of the Company. No director received compensation for serving as such, except that in 1996 Mr. Albers earned $13,250 and Mr. Wood earned $11,250 in cash and each received options to purchase 4,347 shares of Common Stock under the Non-Employee Director Plan; and Messrs. Candlish and Messner received compensation as employees of BRK Brands, Inc., the principal subsidiary of the Company. See "Compensation Committee Interlocks and Insider Participation -- Certain Relationships and Related
Transactions -- Employment Agreements" and "-- Management Agreement." In addition to the amounts set forth above, during 1996, Mr. Albers earned $3,000 and Mr. Wood earned $1,000 for their individual participation in the screening of candidates for President of the Company. During 1996, BRK Brands, Inc. also reimbursed the travel expenses of Messrs. Albers, DiNovi, Harkins, Schoen and Wood in the amount of approximately $100, $9,200, $8,800, $8,500 and $4,800, respectively, in connection with their attending meetings of the Board of Directors of the Company.

     The Board of Directors has a Compensation Committee whose present members are John R. Albers, Anthony J. DiNovi, David V. Harkins and Scott A. Schoen. The Compensation Committee determines the compensation to be paid to key officers of subsidiaries of the Company and generally administers the Company's stock option plans. During fiscal year 1996, there were three meetings of the Compensation Committee.

     The Company also has an Audit Committee whose present members are Anthony
J. DiNovi, David V. Harkins, Scott A. Schoen and Peter M. Wood. The Audit Committee reviews with the Company's independent auditors the scope of the audit for the year, the results of the audit when completed and the independent auditors' fee for services performed. The Audit Committee also recommends independent auditors to the Board of Directors and reviews with management various matters related to its internal accounting controls. During fiscal 1996, there were two meetings of the Audit Committee.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Compensation Committee") of the Board of Directors has furnished the following report on executive compensation.

EXECUTIVE COMPENSATION PHILOSOPHY

     Under the supervision of the Compensation Committee, the Company has developed and implemented executive compensation policies, plans and programs which seek to enhance the profitability and value of the Company. The primary objective is to align closely the financial interests of the Company's executives with those of its stockholders. The Compensation Committee believes that equity ownership by management is beneficial in conforming management and stockholder interests in the enhancement of stockholder value.

     The Compensation Committee's philosophy is to integrate management pay with the achievement of annual financial performance goals. The compensation package for each officer is designed to recognize individual initiative and achievement. In establishing compensation, the Compensation Committee incorporates a number of factors to promote both long and short-term performance of the Company. These factors include earnings, market share growth, cost control efforts, balance sheet strength and organizational developments. The compensation for individual executives is based on both company and personal goals, with varying weight being given to individual factors for particular executives.

     The Compensation Committee believes that the Company's overall executive compensation package enables the Company to obtain and retain the services of top executives. The Company operates with a small team of top executives which is given significant and extensive responsibilities. These executives' duties encompass overall strategic policy of the Company and day-to-day activities in sales, customer communications, product development, marketing, manufacturing, engineering and other similar activities. The compensation package is intended to reflect these broad responsibilities.

     The Company's compensation package for its executive officers consists of base salary, incentive payments, stock option grants and, for certain executive officers, other benefits.

BASE SALARY

     The Compensation Committee sets base salary at the minimum level deemed sufficient to attract and retain qualified executives. By restricting the role of base salary in the compensation package, more of an executive's compensation can be paid in the form of incentives which encourage and reward performance. The base salaries of individual executives are set in light of the responsibilities of the position held and the experience of the individual, with a recognition of the Company's requirements for the top executives to perform many varied tasks.

ANNUAL INCENTIVE PAYMENTS

     The Compensation Committee establishes company performance targets based on certain financial objectives of the Company each year providing for potential incentive payments under a current management incentive plan. Executive officers are eligible to receive cash incentives based upon the achievement of such predetermined performance targets and the executive officer's individual performance, as determined by the Chief Executive Officer of the Corporation and approved by the Compensation Committee. Special awards may also be granted as determined by the Chief Executive Officer and approved by the Compensation Committee.

LONG-TERM INCENTIVES

     In 1992, the Company adopted the 1992 Stock Option Plan to provide employees with options to acquire Company Common Stock. All nonqualified stock options under the 1992 Stock Option Plan are granted at an option price as determined by the Board of Directors or any committee thereof.

     In 1994, the Company adopted the 1994 Stock Option Plan to provide employees with options to acquire Company Common Stock. Under the 1994 Stock Option Plan, incentive stock options and nonqualified stock options may be granted to key employees and consultants of the Company and its subsidiaries. To date, all options granted under the 1994 Stock Option Plan have been granted at an exercise price equal to the fair market value on the date immediately prior to the date of grant.

     The Board of Directors or a committee thereof awarded stock options under the Company's 1994 Stock Option Plan to executive officers during 1996. Stock options are designed to provide an incentive to the Company's executive officers and other key employees to increase the market value of the Company's Common Stock, thus linking company performance and stockholder value to executive compensation.

     On March 31, 1997, the Board of Directors approved, subject to stockholder approval, the adoption of the First Alert, Inc. 1997 Stock Option Plan in order to provide key employees and consultants with options to acquire Company Common Stock.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Messner has entered into an executive employment agreement with the Company. Mr. Messner's base salary was fixed at the rate of $300,000 in 1996. Also during 1996, Mr. Messner received stock option grants as explained below.

     In 1996, Mr. Messner received a grant of 500,000 stock options of which options to purchase 186,000 shares were granted pursuant to the provisions of the 1994 Stock Option Plan and options to purchase 314,000 shares were granted apart from any Company stock option plan. The Compensation Committee believes that it is important for Mr. Messner as President and Chief Executive Officer of the Company to have a meaningful stock interest in the Company. By receiving a significant portion of his total compensation in the form of stock, Mr. Messner has additional incentives to maximize stockholder value.

                                          COMPENSATION COMMITTEE

                                          John R. Albers
                                          Anthony J. DiNovi
                                          David V. Harkins
                                          Scott A. Schoen

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     Messrs. Albers, DiNovi, Harkins and Schoen served as members of the Compensation Committee during fiscal 1996.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Employment Agreements. On September 18, 1996, the Company entered into an Executive Employment Agreement with B. Joseph Messner. Such agreement provides for a three (3) year term with additional consecutive one-year terms after September 30, 1999, unless affirmatively terminated by either the Company or Mr. Messner, during which Mr. Messner will serve as President and Chief Executive Officer of the Company in consideration of a specified annual base salary (currently $300,000 per year), which may be increased from time to time. In addition to a base salary, Mr. Messner is also eligible to receive incentive payments as the Company's Board of Directors may determine from time to time and certain other employment benefits. No incentive payment was earned in 1996.

     Such agreement with Mr. Messner provides that upon his death, disability or termination without cause, as defined in the agreement, Mr. Messner is entitled to receive as severance the greater of (i) the balance of salary payments due under the agreement or (ii) one year's salary as in effect on the effective date of termination, payable in twelve monthly installments and reduced by any statutorily-mandated severance, change-of-control or other similar payment to Mr. Messner. Subject to certain limitations, Mr. Messner also continues to participate in medical, dental and life insurance plans and to receive other fringe benefits during the severance period.

     The agreement also provides that during the period of employment, and for a period of twelve (12) months following termination, if such termination is due to a voluntary termination by Mr. Messner or his election not to renew the agreement, or for cause by the Company, Mr. Messner will not, directly or indirectly, engage in certain specified activities relating to the Company or the business thereof. In addition, the agreement places certain restrictions upon Mr. Messner's ability to communicate confidential information concerning the Company to third parties.

     The Company and Malcolm Candlish are entering into an Executive Employment Agreement effective as of January 1, 1997, which provides for a three (3) year term in consideration of an annual base salary of $100,000 per year. In addition to the base salary, Mr. Candlish also is eligible to receive incentive payments as the Company's Board of Directors may determine from time to time and certain other employment benefits. During the term of this agreement, Mr. Candlish will perform such duties as he may be directed to perform by the Board of Directors of the Company from time to time, including serving as Chairman of the Board of the Company. The agreement also provides that during the period of employment and for a period of twelve months following the later of the date of termination of his employment and the date of termination of salary payments thereunder, Mr. Candlish will not, directly or indirectly, engage in certain specified activities relating to the Company or the business thereof. In addition, the agreement places certain restrictions upon Mr. Candlish's ability to communicate confidential information concerning the Company to third parties.

     Management Agreement. On July 31, 1992, the Company and THL Co. entered into a Management Agreement pursuant to which the Company engaged THL Co. to provide consulting and management advisory services to the Company for a period of five years, renewable on a year-to-year basis thereafter. In consideration of the consulting services, the Company pays an annual fee to THL Co. of $180,000 plus expenses. Management believes that this Management Agreement is on terms no less favorable to the Company than could have been obtained from an independent third party.

     Shareholders' Agreement and Registration Rights Agreement. In connection with the acquisition by the Company's wholly-owned subsidiary, BRK Brands, Inc., of substantially all of the assets of the BRK Electronics Division of Pittway Corporation, effective as of July 31, 1992, the Company entered into a Shareholders' Agreement (the "Shareholders' Agreement") and a Registration Rights Agreement (the "Registration Rights Agreement") with the initial investors in the Company (the "Initial Shareholders"). In accordance with the terms of the Shareholders' Agreement, the Initial Shareholders and Mr. Candlish are obligated to vote their shares of Common Stock to elect a Board of Directors of the Company consisting of up to two directors designated by the ML-Lee Acquisition Funds, two directors designated by Equity Partners and three directors designated by affiliates of THL Co. (other than the ML-Lee Acquisition Funds and Equity Partners).

     Pursuant to the Registration Rights Agreement, Equity Partners, the ML-Lee Acquisition Funds and their respective affiliates holding in the aggregate twenty-five percent (25%) of the shares of Common Stock subject to the Registration Rights Agreement may require the Company to effect the registration of shares of Common Stock held by the Initial Shareholders for sale to the public on three occasions, subject to certain conditions and limitations. In addition, under the terms of the Registration Rights Agreement, if the Company proposes to register any of its securities under the Securities Act of 1933, as amended, whether for its own account or otherwise, the Initial Shareholders are entitled to notice of such registration and are entitled to include their shares therein, subject to certain conditions and limitations. All fees, costs and expenses of any registration effected on behalf of the Initial Shareholders under the Registration Rights Agreement (other than underwriting discounts and commissions) will be paid by the Company.

                             EXECUTIVE COMPENSATION

     The following table sets forth all compensation awarded to, earned by or paid to the Company's Chief Executive Officer and each of the Company's four most highly compensated executive officers (other than the Chief Executive Officer) whose total annual salary and incentive payments exceeded $100,000 for all services rendered in all capacities to the Company and its subsidiaries for the Company's fiscal year ended December 31, 1996 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                    ANNUAL COMPENSATION         OTHER
                NAME AND                         -------------------------      ANNUAL       ALL OTHER
           PRINCIPAL POSITION             YEAR   SALARY(1)   INCENTIVES(1)   COMPENSATION   COMPENSATION
           ------------------             ----   ---------   -------------   ------------   ------------
Malcolm Candlish........................  1996   $ 325,000     $       0       $ 64,081(2)     $4,425(3)
  Chairman of the Board                   1995     400,000             0         77,277(2)      6,524(4)
                                          1994     291,667       180,000         60,866(2)      5,768(5)

B. Joseph Messner(6)....................  1996      84,231             0         11,319(7)        532(8)
  President and Chief Executive           1995           0             0              0             0
  Officer                                 1994           0             0              0             0

William K. Brouse.......................  1996     128,769             0              0         6,659(9)
  Vice President -- Sales                 1995     120,461             0              0         6,889(10)
                                          1994     109,083        33,600              0         5,995(11)

Fred W. Higgenbottom(12)................  1996     134,239             0              0         6,592(13)
  Vice President -- Operations            1995     127,343             0              0         9,021(14)
                                          1994      93,503        34,500              0         4,106(15)

Michael A. Rohl.........................  1996     112,384             0              0         6,069(16)
  Vice President and                      1995      99,885         5,000              0         3,687(17)
  Chief Financial Officer                 1994      95,583        18,017              0             0

Richard F. Timmons(18)..................  1996     122,769             0              0         7,156(19)
  Vice President -- Marketing             1995     114,885             0              0         5,097(20)
                                          1994     104,083        32,100              0         5,232(21)

---------------
 (1) Salary and bonus amounts are presented in the year earned; however, the payment of such amounts may have occurred in other years.

 (2) Represents reimbursement of commuting expenses.

 (3) Represents $2,521 contributed by BRK Brands, Inc. ("BRK") pursuant to BRK's Retirement Savings Plan -- 401(k) (the "401(k) Plan") and $1,904 of insurance premiums.

 (4) Represents $4,620 contributed by BRK pursuant to the 401(k) Plan and $1,904 of insurance premiums.

 (5) Represents $4,620 contributed by BRK pursuant to the 401(k) Plan and $1,148 of insurance premiums.

 (6) Mr. Messner became President and Chief Executive Officer of the Company on September 18, 1996. See discussion of Mr. Messner's Executive Employment Agreement in "Compensation Committee Interlocks and Insider
     Participation -- Employment Agreements."

 (7) Represents reimbursement of commuting and other expenses.

 (8) Represents $532 for personal use of a Company car.

 (9) Represents $3,556 contributed by BRK pursuant to the 401(k) Plan, $148 of insurance premiums and $2,955 for personal use of a Company car.

(10) Represents $4,620 contributed by BRK pursuant to the 401(k) Plan, $125 of insurance premiums and $2,144 for personal use of a Company car.

(11) Represents $3,513 contributed by BRK pursuant to the 401(k) Plan, $96 of insurance premiums and $2,386 for personal use of a Company car.

(12) Mr. Higgenbottom resigned his position as an executive officer of the Company on December 10, 1996.

(13) Represents $2,509 contributed by BRK pursuant to 401(k) Plan, $132 of insurance premiums and $3,951 for personal use of a Company car.

(14) Represents $4,620 contributed by BRK pursuant to the 401(k) Plan, $127 of insurance premiums and $4,274 for personal use of a Company car.

(15) Represents $62 of insurance premiums and $4,044 for personal use of a Company car.

(16) Represents $3,372 contributed by BRK pursuant to the 401(k) Plan and $2,697 for personal use of a Company car.

(17) Represents $3,687 contributed by BRK pursuant to the 401(k) Plan.

(18) Mr. Timmons resigned his position as an executive officer of the Company on January 17, 1997.

(19) Represents $3,620 contributed by BRK pursuant to the 401(k) Plan, $132 of insurance premiums and $3,404 for personal use of a Company car.

(20) Represents $3,378 contributed by BRK pursuant to the 401(k) Plan, $17 of insurance premiums and $1,702 for personal use of a Company car.

(21) Represents $3,528 contributed by BRK pursuant to the 401(k) Plan, $4 of insurance premiums and $1,700 for personal use of a Company car.

GRANTS OF STOCK OPTIONS

     On February 9, 1996, the Company granted options to acquire a total of 258,000 shares of Common Stock at an exercise price of $7.9375 per share to certain employees, including options to Messrs. Candlish, Brouse, Higgenbottom, Rohl and Timmons for 50,000, 12,000, 12,000, 10,000 and 12,000 shares, respectively. The options were not exercisable during the first twelve months after the date of grant and, thereafter, the options become exercisable as to 25% of the shares covered thereby on each anniversary of the date of grant. On April 4, 1996, the Company granted options to acquire 222,500 shares of Common Stock at an exercise price of $6.6875 per share to certain employees on the same terms, except price, as the options previously granted under the 1994 Stock Option Plan, as discussed above, including options to Messrs. Brouse, Higgenbottom, Rohl and Timmons for 25,000, 25,000, 13,000 and 25,000 shares, respectively. On September 18, 1996, the Company granted to Mr. Messner options to purchase an aggregate of 500,000 shares with the following terms: (i) options to purchase 186,000 shares of Common Stock at an exercise price of $6.0625 per share under the 1994 Stock Option Plan, and options to purchase 114,000 shares of Common Stock at an exercise price of $6.0625 per share apart from any Company stock option plan, all of which options vest in equal annual installments over four years following the date of grant and which accelerate and become immediately exercisable upon the occurrence of a change of control of the Company (as defined in Mr. Messner's Executive Employment Agreement); and (ii) options to purchase 200,000 shares of Common Stock apart from any Company stock option plan, which options vest only if a change of control of the Company occurs prior to December 31, 1997. In February 1997, the Company gave the holders of options to purchase an aggregate of 928,202 shares (including Mr. Messner) the opportunity to exchange such options for options to purchase the same number of shares at $3.19 per share. The vesting and other provisions of such options remain unchanged, except that the options which vest over time will now vest over four equal annual installments commencing in February 1998.

                               1996 OPTION GRANTS

                                               INDIVIDUAL GRANTS                    POTENTIAL REALIZABLE
                                 ----------------------------------------------       VALUE AT ASSUMED
                                            % OF TOTAL                              ANNUAL RATES OF STOCK
                                             OPTIONS                               PRICE APPRECIATION FOR
                                             GRANTED                                     OPTION TERM
                                 OPTION    TO EMPLOYEES   EXERCISE   EXPIRATION   -------------------------
             NAME                GRANTS      IN 1996       PRICE        DATE          5%            10%
-------------------------------  -------   ------------   --------   ----------   ----------     ----------
Malcolm Candlish...............   50,000        4.9%       $ 7.94     2/09/06     $  249,595     $  632,515
  Chairman of the Board
B. Joseph Messner..............  500,000       49.3%       $ 6.06     9/18/06     $1,906,350     $4,831,050
  President and Chief Executive
  Officer
William K. Brouse..............   12,000        1.2%       $ 7.94     2/09/06     $   59,903     $  151,804
  Vice President -- Sales         25,000        2.5%       $ 6.69     4/04/06     $  105,143     $  266,455
Fred W. Higgenbottom...........   12,000        1.2%       $ 7.94     2/09/06     $   59,903     $  151,804
  Vice President --               25,000        2.5%       $ 6.69     4/04/06     $  105,143     $  266,455
  Operations
Michael A. Rohl................   10,000        1.0%       $ 7.94     2/09/06     $   49,919     $  126,503
  Vice President and Chief        13,000        1.3%       $ 6.69     4/04/06     $   54,674     $  138,557
  Financial Officer
Richard F. Timmons.............   12,000        1.2%       $ 7.94     2/09/06     $   59,903     $  151,804
  Vice President --               25,000        2.5%       $ 6.69     4/04/06     $  105,143     $  266,455
  Marketing

STOCK OPTION EXERCISES AND DECEMBER 31, 1996 STOCK OPTION VALUE

     Set forth in the table below is information concerning the value of stock options held at December 31, 1996 by the Named Executive Officers of the Company. None of the Named Executive Officers exercised any stock options during the year ended December 31, 1996.

                   AGGREGATE OPTION EXERCISES IN LAST FISCAL
                 YEAR AND OPTION VALUES AS OF DECEMBER 31, 1996

                                                              NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                                   OPTIONS AT               IN-THE-MONEY OPTIONS
                                                                DECEMBER 31, 1996          AT DECEMBER 31, 1996(1)
                              SHARES ACQUIRED    VALUE     ---------------------------   ---------------------------
            NAME                ON EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----              ---------------   --------   -----------   -------------   -----------   -------------
Malcolm Candlish............         0              0        413,915        246,417       $ 563,868      $ 140,968
  Chairman of the Board

B. Joseph Messner...........         0              0              0        500,000               0              0
  President and Chief
  Executive Officer

William K. Brouse...........         0              0         96,998         78,000         140,964         35,242
  Vice President -- Sales

Fred W. Higgenbottom(2).....         0              0              0              0               0              0
  Vice President --
  Operations

Michael A. Rohl.............         0              0         19,600         44,600               0              0
  Vice President and Chief
  Financial Officer

Richard F. Timmons(3).......         0              0         93,999         81,001         126,867         31,718
  Vice President --
  Marketing

---------------

(1) The amounts set forth represent the difference, if positive, between the fair market value of the Common Stock underlying the options at December 31, 1996 ($3.375 per share) and the exercise price of the options ($1.613 for options under the 1992 Stock Option Plan and $8.50, $13.50, $7.94, $6.69 and $6.06 for options under the 1994 Stock Option Plan and $6.06 for options granted apart from any Company stock option plan), multiplied by the applicable number of shares for which options have been granted.

(2) Mr. Higgenbottom resigned his position as an executive officer of the Company on December 10, 1996 and consequently all of the options granted to him under the 1994 Stock Option Plan have terminated, pursuant to the terms of such stock option plan.

(3) Mr. Timmons resigned his position as an executive officer of the Company on January 17, 1997 and consequently all of the unexercisable options granted to him under the 1992 Stock Option Plan and the 1994 Stock Option Plan have been terminated, pursuant to the terms of each such stock option plan.

                               PERFORMANCE GRAPH

     The graph set forth below compares the change in the Company's cumulative total stockholder return on its Common Stock (as measured by dividing (i) the sum of (a) the cumulative amount of dividends for the period indicated, assuming dividend reinvestment, and (b) the difference between the Company's share price at the end of the period and March 28, 1994, the date the Company's Common Stock commenced trading on The Nasdaq National Market; by (ii) the share price at March 28, 1994) with the cumulative total return of The Nasdaq Stock Market (U.S.) Index and the cumulative total return of the Nasdaq Non-Financial Stocks Index (assuming the investment of $100 in the Company's Common Stock, the Nasdaq Stock Market (U.S.) Index and the Nasdaq Non-Financial Stocks Index on March 28, 1994, and reinvestment of all dividends). During 1995 and 1996, the Company paid no dividends.

                                                                                The NASDAQ
        Measurement Period             First Alert,      The NASDAQ Stock      Non-Financial
      (Fiscal Year Covered)                Inc.               Market           Stocks Index
             3/28/94                       100                 100                 100
             3/31/94                       102                  96                  96
             6/30/94                       149                  92                  89
             9/30/94                       217                  99                  97
            12/31/94                       165                  98                  97
             3/31/95                       117                 107                 105
             6/30/95                       168                 122                 122
             9/30/95                       177                 137                 136
            12/31/95                        97                 139                 135
             3/31/96                        76                 145                 142
             6/30/96                        45                 157                 154
             9/30/96                        66                 163                 158
            12/31/96                        38                 171                 164

       ITEM 2 -- APPROVAL OF THE FIRST ALERT, INC. 1997 STOCK OPTION PLAN

GENERAL

     There will be presented at the Annual Meeting a proposal to approve the First Alert, Inc. 1997 Stock Option Plan (the "1997 Stock Option Plan"), which was adopted by the Board of Directors on March 31, 1997. The purpose of the 1997 Stock Option Plan is to attract and retain key employees of and consultants to the Company, to provide an incentive for them to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company. Under the 1997 Stock Option Plan, incentive stock options may be granted to employees and officers of the Company or any present or future subsidiary and non-qualified stock options may be granted to employees and officers of, and consultants to the Company or any present or future subsidiary.

     The Board of Directors recommends that the stockholders approve the adoption of the 1997 Stock Option Plan. The affirmative vote of the holders of at least a majority of the Common Stock voting in person or by proxy at the meeting will be required for the approval of the 1997 Stock Option Plan. Set forth below is a summary of the principal provisions of the 1997 Stock Option Plan, the full text of which is set forth in Annex 1 to this Proxy Statement.

ADMINISTRATION

     At the discretion of the Board of Directors, the 1997 Stock Option Plan shall be administered by either the full Board of Directors or a committee of the Board of Directors consisting of two or more members of the Company's Board of Directors (the "Stock Option Administrator"). The members of the Stock Option Administrator (if the full Board of Directors is not serving in this capacity) are appointed by the Board of Directors and the Board of Directors may from time to time appoint a member or members of the Stock Option Administrator in substitution for or in addition to the member or members then in office and may fill vacancies on the Stock Option Administrator however caused.

ELIGIBILITY

     Subject to the provisions of the 1997 Stock Option Plan, the Stock Option Administrator has the authority to select optionees and to determine the terms of the options granted, including (i) the number of shares subject to each option (ii) when the option becomes exercisable, (iii) the exercise price of the option (which in the case of an incentive stock option cannot be less than the fair market value of the Common Stock on the date of grant, or at least 110% of the fair market value in the case of employees or officers holding 10% of the total combined voting power of the Company), (iv) the duration of the option (which in the case of an incentive stock option granted to employees or officers holding 10% of the total combined voting power of the Company cannot be in excess of five (5) years), and (v) the time, manner and form of payment upon exercise of an option. Options designated as non-qualified options may be granted to officers, key employees and key consultants engaged to provide services to the Company or any of its subsidiaries. Directors who are not otherwise employees of the Company or a subsidiary are not eligible to be granted options pursuant to the 1997 Stock Option Plan.

     In determining the eligibility of an individual to be granted an option, as well as in determining the number of shares to be granted to any individual, the Stock Option Administrator takes into account the position and responsibilities of the individual being considered, the nature and value to the Company or its subsidiaries of the individual's service and accomplishments, his or her present and potential contribution to the success of the Company or its subsidiaries, and such other factors as the Stock Option Administrator deems relevant.

TERMS OF OPTIONS

     The total number of shares of authorized but unissued shares of Common Stock for which options may be granted under the 1997 Stock Option Plan may not exceed 1,300,000 shares, subject to adjustment described below. The maximum number of shares of Common Stock with respect to which an option may be granted to an employee in any taxable year of the Company may not exceed 1,300,000 shares. Options granted under the 1997 Stock Option Plan are exercisable at such times and during such period as is set forth in the Option Agreement (as such term is defined herein), but cannot have a term in excess of ten (10) years from the date of grant. The Stock Option Administrator is entitled to accelerate the date of exercise of any installment of any option except that, without the consent of the optionee, the Stock Option Administrator shall not accelerate the exercise date of any installment of any incentive stock option if such acceleration would violate the annual vesting limitation contained in
Section 422(d) of the Internal Revenue Code of 1986, as amended (the "Code"). Each option will be evidenced by an option agreement (the "Option Agreement") duly executed on behalf of the Company and by the optionee to whom such option is granted. The Option Agreement may contain such provisions and conditions as may be determined by the Stock Option Administrator, including the acceleration of vesting in connection with any event or circumstance specified therein. The option exercise price for options designated as non-qualified stock options granted under the 1997 Stock Option Plan is determined by the Stock Option Administrator. The option exercise price for incentive stock options granted under the 1997 Stock Option Plan shall be no less than the fair market value of the Company Common Stock at the time the option is granted. Options granted under the 1997 Stock Option Plan may provide for the payment of the exercise price by delivery of cash or a check payable to the Company or shares of Company Common Stock owned by the optionee having a fair market value equal in amount to the exercise price of the options being exercised, or any combination thereof.

     The right of any optionee to exercise an option granted under the 1997 Stock Option Plan is not assignable or transferable by such optionee otherwise than by will or the laws of descent and distribution or (solely with respect to non-qualified stock options) pursuant to a qualified domestic relations order, and any option shall be exercisable during the lifetime of such optionee only by him or her.

TERMINATION OR AMENDMENT OF THE 1997 STOCK OPTION PLAN

     Unless sooner terminated, each option shall terminate ten (10) years from the date of the granting thereof. The Board of Directors may at any time terminate the 1997 Stock Option Plan or make such modification or amendment to it as the Board of Directors deems advisable; provided, however, that the Board of Directors may not, without stockholder approval, increase the maximum number of shares for which options may be granted or change the designation of the class of persons eligible to receive options under the 1997 Stock Option Plan or make any other change in the 1997 Stock Option Plan which requires stockholder approval under applicable law or regulations or any applicable rule or regulation of any stock exchange or over-the-counter market on which the Company's Common Stock is listed. The Stock Option Administrator may terminate, amend or modify any outstanding option without the consent of the optionee; provided, however, that without the consent of the optionee, the Stock Option Administrator shall not change the number of shares subject to an option, or the exercise price or term thereof.

RECAPITALIZATION; REORGANIZATION

     The 1997 Stock Option Plan provides that the number and kind of shares as to which options may be granted thereunder, and as to which outstanding options then unexercised shall be exercisable, shall be adjusted to prevent dilution in the event of any reorganization or recapitalization (except as may be provided in any Option Agreement), reclassification, stock subdivision, combination of shares or dividends payable in capital stock. Upon dissolution or liquidation of the Company, all options granted under the 1997 Stock Option Plan shall terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Stock Option Administrator.

TAX EFFECTS

     Options granted under the 1997 Stock Option Plan are intended to be either incentive stock options, as defined in Section 422 of the Code, or nonqualified stock options.

     Incentive Stock Options. Except as provided below with respect to the alternative minimum tax, the optionee will not recognize taxable income upon the grant or exercise of an incentive stock option. If the optionee holds the shares of Common Stock received pursuant to the exercise of the option for at least one year after the date of exercise and for at least two years after the option is granted, the optionee will recognize long-term capital gain or loss upon the disposition of the Common Stock measured by the difference between the option exercise price (the stock's basis) and the amount received for such shares upon disposition.

     In the event that the optionee disposes of the Common Stock prior to the expiration of the required holding periods (a "disqualifying disposition"), the optionee generally will realize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the Common Stock at the date of the option exercise or the sale price of the Common Stock. The basis in the Common Stock acquired upon exercise of the option will equal the amount of income recognized by the optionee plus the option exercise price. Upon eventual disposition of the Common Stock, the optionee will recognize long-term or short-term capital gain or loss, depending on the holding period of the Common Stock and the difference between the amount realized by the optionee upon disposition of the Common Stock and the optionee's basis in the Common Stock.

     For alternative minimum tax purposes, the excess of the fair market value of Common Stock on the date of the exercise of the incentive stock option over the exercise price of the option is included in alternative minimum taxable income for alternative minimum tax purposes. If the alternative minimum tax applies to the optionee, an alternative minimum tax credit may reduce the regular tax upon eventual disposition of the Common Stock.

     The Company will not be allowed an income tax deduction upon the grant or exercise of an incentive stock option. Upon a disqualifying disposition by the optionee of shares acquired upon exercise of the incentive stock option, the Company will be allowed a deduction in an amount equal to the ordinary income recognized by the optionee.

     Under the proposed regulations issued by the Internal Revenue Service, the exercise of an option with previously acquired Common Stock of the Company will be treated as, in effect, two separate transactions. Pursuant to Section 1036 of the Code, the first transaction will be a tax-free exchange of the previously acquired shares for the same number of new shares. The new shares will retain the basis and, except, as provided below, the holding periods of the previously acquired shares. The second transaction will be the issuance of additional new shares having a value equal to the difference between the aggregate fair market value of all of the new shares being acquired and the aggregate option exercise price for those shares. Because the exercise of an incentive stock option does not result in the recognition by the optionee of income, this issuance will also be tax-free (unless the alternative minimum tax applies, as described above). The optionee's basis in these additional shares will be zero and the optionee's holding period for these shares will commence on the date on which the shares are transferred. For purposes of the one and two-year holding period requirements which must be met for favorable incentive stock option tax treatment to apply, the holding periods of previously acquired shares are disregarded.

     Nonqualified Stock Options. As in the case of incentive stock options, no income is recognized by the optionee on the grant of a nonqualified stock option. On the exercise by an optionee of a nonqualified option, generally the excess of the fair market value of the stock when the option is exercised over its cost to the optionee will be (a) taxable to the optionee as ordinary income and (b) deductible for income tax purposes by the Company. The optionee's tax basis in the Common Stock will equal the cost for the Common Stock plus the amount of ordinary income the optionee had to recognize with respect to the nonqualified stock option.

     The Internal Revenue Service will treat the exercise of a nonqualified stock option with already owned Common Stock as two transactions. First, there will be a tax-free exchange of the old shares for a like number of shares under
Section 1036 of the Code, with such exchanged shares retaining the basis and holding periods of the old shares. Second, there will be an issuance of additional new shares having a value equal to the difference between the fair market value of all the new shares being acquired (including the exchanged shares and the additional new shares) and the aggregate option price for those shares. The employee will recognize ordinary income under Section 83 of the Code, in an amount equal to the fair market value of the additional new shares (i.e., the spread on the option). The additional new shares will have a basis equal to the fair market value of the additional new shares.

     Accordingly, upon a subsequent disposition of Common Stock acquired upon the exercise of a nonqualified stock option, the optionee will recognize short-term or long-term capital gain or loss, depending upon the holding period of the Common Stock equal to the difference between the amount realized upon disposition of the stock by the optionee and the optionee's basis in the stock.

     For all options, different tax rules may apply if the optionee is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL AND ADOPTION OF THE FIRST ALERT, INC. 1997 STOCK OPTION PLAN.

                    ITEM 3 -- INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed Price Waterhouse LLP, as independent accountants to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 1997. Price Waterhouse LLP, certified public accountants, has served as independent accountants since 1992 to audit the financial statements of the Company.

     A representative of Price Waterhouse LLP is expected to be present at the meeting and will have the opportunity to make a statement if he or she so desires and to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPOINTMENT OF PRICE WATERHOUSE LLP.

                      COMPLIANCE WITH SECTION 16(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires the Company's officers and directors and persons owning greater than 10% of the outstanding Company Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and persons owning greater than 10% of the outstanding Company Common Stock are required by the Securities and Exchange Commission regulations to furnish the Company with copies of all
Section 16(a) forms they file.

     Based solely on copies of such forms furnished, as provided above, and certificates from officers, directors and persons owning greater than 10% of Company Common Stock, the Company believes that during fiscal year 1996 there was compliance with all Section 16(a) filing requirements applicable to its officers, directors and persons owning greater than 10% of Company Common Stock.

                  TIME FOR SUBMISSION OF STOCKHOLDER PROPOSALS

     Under regulations adopted by the Securities and Exchange Commission, any proposal submitted for inclusion in the Company's Proxy Statement relating to the Annual Meeting of Stockholders to be held in 1998 must be received at the Company's principal executive offices in Aurora, Illinois on or before December 7, 1997. Receipt by the Company of any such proposal from a qualified stockholder in a timely manner will not ensure its inclusion in the proxy material because there are other requirements in the proxy rules for such inclusions.

     In addition to the Securities and Exchange Commission requirements regarding stockholder proposals, the Company's By-laws contain provisions regarding matters to be brought before stockholder meetings. If such matters are to be included in the Company's Proxy Statement and form of proxy, notice thereof must be delivered to the Company in accordance with the Securities and Exchange Commission requirements set forth in the paragraph above. If such matters are not to be included in the Company's Proxy Statement and form of proxy, notice of them must be given by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company on or before February 5, 1998.

                                 OTHER MATTERS

     Management knows of no matters which may properly be and are likely to be brought before the meeting other than the matters discussed herein. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in accordance with their best judgment.

     The cost of this solicitation will be borne by the Company. It is expected that the solicitation will be made primarily by mail, but regular employees or representatives of the Company (none of whom will receive any extra compensation for their activities) may also solicit proxies by telephone, telecopier and in person and arrange for brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals at the expense of the Company.

                                  10-K REPORT

     THE COMPANY WILL PROVIDE EACH BENEFICIAL OWNER OF ITS SECURITIES WITH A COPY OF AN ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE COMPANY'S MOST RECENT FISCAL YEAR, WITHOUT CHARGE, UPON RECEIPT OF A WRITTEN REQUEST FROM SUCH PERSON. SUCH REQUEST SHOULD BE SENT TO MICHAEL A. ROHL, VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, FIRST ALERT, INC., P.O. BOX 68, AURORA, ILLINOIS, 60507-0068.

                                 VOTING PROXIES

     The Board of Directors recommends an affirmative vote on all proposals specified. Proxies will be voted as specified. If signed proxies are returned without specifying an affirmative or negative vote on any proposal, the shares represented by such proxies will be voted in favor of the Board of Directors' recommendations.

                                            By order of the Board of Directors

                                            /s/ Haldon Grant

                                            HALDON K. GRANT
                                            Secretary

April 7, 1997

                                                                         ANNEX 1

                               FIRST ALERT, INC.

                             1997 STOCK OPTION PLAN

     1. Purpose of the Plan. This stock option plan (the "Plan") is intended to provide incentives: (a) to the officers and other employees of First Alert, Inc. (the "Company") and any present or future subsidiaries of the Company by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which qualify as "incentive stock options" under
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") ("ISO" or "ISOs"); and (b) to officers, employees and consultants of the Company and any present or future subsidiaries by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which do not qualify as ISOs ("Non-Qualified Option" or "Non-Qualified Options"). As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation," respectively, as those terms are defined in Section 424 of the Code and the Treasury Regulations promulgated thereunder (the "Regulations").

     2. Stock Subject to the Plan.

     (a) The total number of shares of the authorized but unissued shares of the common stock, $.01 par value, of the Company ("Common Stock") for which options may be granted under the Plan shall not exceed 1,300,000 shares, subject to adjustment as provided in Section 11 hereof.

     (b) If an option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for subsequent option grants under the Plan.

     (c) Stock issuable upon exercise of an option granted under the Plan may be subject to such restrictions on transfer, repurchase rights or other restrictions as shall be determined by the Committee (as defined in Section 3 below).

     3. Administration of the Plan.

     (a) At the discretion of the Board of Directors, the Plan shall be administered either (i) by the full Board of Directors or (ii) by a committee (the "Committee") consisting of two or more members of the Company's Board of Directors. In the event that the Board of Directors is the administrator of the Plan, references herein to the Committee shall be deemed to include the full Board of Directors. The Board of Directors may from time to time appoint a member or members of the Committee in substitution for or in addition to the member or members then in office and may fill vacancies on the Committee however caused. The Committee shall choose one of its members as Chairman and shall hold meetings at such times and places as it shall deem advisable. A majority of the members of the Committee shall constitute a quorum and any action may be taken by a majority of those present and voting at any meeting. Any action may also be taken without the necessity of a meeting by a written instrument signed by a majority of the Committee. The decision of the Committee as to all questions of interpretation and application of the Plan shall be final, binding and conclusive on all persons. The Committee shall have the authority to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement granted hereunder in the manner and to the extent it shall deem expedient to carry the Plan into effect and shall be the sole and final judge of such expediency. No Committee member shall be liable for any action or determination made in good faith.

     (b) Subject to the terms of the Plan, the Committee shall have the authority to (i) determine the employees of the Company and its subsidiaries (from among the class of employees eligible under Section 4 to receive ISOs) to whom ISOs may be granted, and to determine (from the class of individuals eligible under Section 4 to receive Non-Qualified Options) to whom Non-Qualified Options may be granted; (ii) determine the time or times at which options may be granted; (iii) determine the option price of shares subject to each option which price shall not be less than the minimum price specified in Section 6; (iv) determine whether each option granted shall be an ISO or a Non-Qualified Option;
(v) determine (subject to Section 9) the time or times when each option shall become exercisable and the duration of the exercise period; and (vi) determine whether restrictions such as repurchase options are to be imposed on shares subject to options and the nature of such restrictions.

     4. Eligibility.

     (a) Options designated as ISOs may be granted only to employees (including officers who are employees) of the Company or of any of its subsidiaries. Non-Qualified Options may be granted to any officer, employee, or consultant of the Company or of any of its subsidiaries.

     (b) Directors who are not otherwise employees of the Company or a subsidiary shall not be eligible to be granted an option pursuant to the Plan.

     (c) In determining the eligibility of an individual to be granted an option, as well as in determining the number of shares to be optioned to any person, the Committee shall take into account the position and responsibilities of the person being considered, the nature and value to the Company or its subsidiaries of his or her service and accomplishments, his or her present and potential contribution to the success of the Company or its subsidiaries, and such other factors as the Committee may deem relevant.

     (d) No option designated as an ISO shall be granted to any employee of the Company or any subsidiary if such employee owns, immediately prior to the grant of an option, stock representing more than 10% of the total combined voting power of all classes of stock of the Company or a parent or a subsidiary, unless the purchase price for the stock under such option shall be at least 110% of its fair market value at the time such option is granted and the option, by its terms, shall not be exercisable more than five years from the date it is granted. In determining the stock ownership under this paragraph, the provisions of Section 424(d) of the Code shall be controlling. In determining the fair market value under this paragraph, the provisions of Section 6 hereof shall apply.

     (e) The maximum number of shares of Common Stock with respect to which an Option may be granted to any employee in any taxable year of the Company shall not exceed 1,300,000 shares, taking into account shares subject to options granted and terminated, or repriced, during such taxable year, subject to adjustment as provided in Section 11 hereof.

     5. Option Agreement. Each option shall be evidenced by an option agreement (the "Agreement") duly executed on behalf of the Company and by the optionee to whom such option is granted, which Agreement shall comply with and be subject to the terms and conditions of the Plan. The Agreement may contain such other terms, provisions and conditions which are not inconsistent with the Plan as may be determined by the Committee, provided that options designated as ISOs shall meet all of the conditions for ISOs as defined in Section 422 of the Code. The date of grant of an option shall be as determined by the Committee. More than one option may be granted to an individual.

     6. Option Price. The option price or prices of shares of the Company's Common Stock for options designated as Non-Qualified Options shall be as determined by the Committee, but in no event shall the option price be less than the minimum legal consideration required therefor under the laws of the State of Delaware or the laws of any jurisdiction in which the Company or its successors in interest may be organized.

The option price or prices of shares of the Company's Common Stock for ISOs shall be the fair market value of such Common Stock at the time the option is granted as determined by the Committee in accordance with the Regulations promulgated under Section 422 of the Code. If such shares are then listed on any national securities exchange, the fair market value shall be the mean between the high and low sales prices, if any, on such exchange on the date of the grant of the option or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales prices on the nearest date before and the nearest date after the date of grant in accordance with Treasury Regulations Section 25.2512-2. If the shares are not then listed on any such exchange, the fair market value of such shares shall be the mean between the high and low sales prices, if any, as reported in The Nasdaq National Market for the date of the grant of the option, or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales on the nearest date before and the nearest date after the date of grant in accordance with Treasury Regulations Section 25.2512-2. If the shares are not then either listed on any such exchange or quoted in The Nasdaq National Market, the fair market value shall be the mean between the average of the "Bid" and the average of the "Ask" prices, if any, as reported in the National Daily Quotation Service for the date of the grant of the option, or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales prices on the nearest date before and the nearest date after the date of grant in accordance with Treasury Regulations Section 25.2512-2. If the fair market value cannot be determined under the preceding three sentences, it shall be determined in good faith by the Committee.

     7. Manner of Payment; Manner of Exercise.

     (a) Options granted under the Plan may provide for the payment of the exercise price by delivery of (i) cash or a check payable to the order of the Company in an amount equal to the exercise price of such options, (ii) shares of Common Stock of the Company owned by the optionee having a fair market value equal in amount to the exercise price of the options being exercised, or (iii) any combination of (i) and (ii), provided, however, that payment of the exercise price by delivery of shares of Common Stock of the Company owned by such optionee may be made only under such circumstances and on such terms as may from time to time be established by the Committee and only if provided for in the Agreement. The fair market value of any shares of the Company's Common Stock which may be delivered upon exercise of an option shall be determined by the Committee in accordance with Section 6 hereof. Payment may also be made by delivery of a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price if provided for in the Agreement. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

     (b) To the extent that the right to purchase shares under an option has accrued and is in effect, options may be exercised in full at one time or in part from time to time, by giving written notice, signed by the person or persons exercising the option, to the Company, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares as provided in subparagraph (a) above. Upon such exercise, delivery of a certificate for paid-up non-assessable shares shall be made at the principal office of the Company to the person or persons exercising the option at such time, during ordinary business hours, after ten business days from the date of receipt of the notice by the Company, as shall be designated in such notice, or at such time, place and manner as may be agreed upon by the Company and the person or persons exercising the option.

     8. Exercise of Options. Subject to the provisions of paragraphs 9 through 11, each option granted under the Plan shall be exercisable as follows:

          (a) Vesting. The option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify;

          (b) Full Vesting of Installments. Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the option, unless otherwise specified by the Committee;

          (c) Partial Exercise. Each option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable; and

          (d) Acceleration of Vesting. The Committee shall have the right to accelerate the date of exercise of any installment of any option; provided that the Committee shall not, without the consent of an optionee, accelerate the exercise date of any installment of any option granted to any employee as an ISO if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code. The Committee, in its sole discretion, shall have the right to provide in any Agreement for the acceleration of the date of exercise of any installment of any option granted hereunder upon the occurrence of any event or circumstance as the Committee shall determine.

     9. Term of Options; Exercisability.

     (a) Term. Each option shall expire not more than ten (10) years from the date of the granting thereof, but shall be subject to earlier termination as may be provided in any Agreement evidencing an option granted hereunder.

     (b) Exercisability. An option granted to an employee optionee who ceases to be an employee of the Company or one of its subsidiaries shall be exercisable only to the extent that the right to purchase shares under such option has accrued and is in effect on the date such optionee ceases to be an employee of the Company or one of its subsidiaries.

     10. Options Not Transferable. Options granted under the Plan and the right of any optionee to exercise any option granted to him or her shall not be assignable or transferable by such optionee otherwise than by will or the laws of descent and distribution, and any such option shall be exercisable during the lifetime of such optionee only by him or her. Any option granted under the Plan shall be null and void and without effect upon any attempted assignment or transfer, except as herein provided, including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, divorce, trustee process or similar process, whether legal or equitable, upon such option.

     11. Adjustments.

     (a) Upon the occurrence of any of the following events, an optionee's rights with respect to options granted to him or her hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the optionee and the Company relating to such option:

          (i) Stock Dividends and Stock Splits. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend; and

          (ii) Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company (except as otherwise provided in any Agreement) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee upon exercising an option shall be entitled to receive for the purchase price paid upon such exercise the securities the optionee would have received if the optionee had exercised the option prior to such recapitalization or reorganization.

          (iii) Modification of ISOs. Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs (i) or (ii) with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments.

          (iv) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, each option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

          (v) Issuances of Securities. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

          (vi) Fractional Shares. No fractional share shall be issued under the Plan and the optionee shall receive from the Company cash in lieu of such fractional shares.

          (vii) Adjustments. Upon the happening of any of the events described in subparagraphs (i) or (ii) above, the class and aggregate number of shares set forth in Section 2 and Section 4 hereof that are subject to options which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee or the Successor Board shall determine the specific adjustments to be made under this paragraph 11 and, subject to
     Section 3, its determination shall be conclusive.

     (b) If any person or entity owning restricted Common Stock obtained by exercise of an option made hereunder receives shares or securities or cash in connection with a corporate transaction described in subparagraphs (i) or (ii) above as a result of owning such restricted Common Stock, such shares or securities or cash shall be subject to all of the conditions and restrictions applicable to the restricted Common Stock with respect to which such shares or securities or cash were issued, unless otherwise determined by the Committee or the Successor Board.

     12. No Special Employment Rights. Nothing contained in the Plan or in any option granted under the Plan shall confer upon any option holder any right with respect to the continuation of his employment by the Company (or any subsidiary) or interfere in any way with the right of the Company (or any subsidiary), subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the option holder from the rate in existence at the time of the grant of an option. Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined by the Committee at the time.

     13. Withholding. The Company's obligation to deliver shares upon the exercise of any Option granted under the Plan shall be subject to the option holder's satisfaction of all applicable Federal, state and local income, excise, employment and any other tax withholding requirements. The Company and employee may agree to withhold shares of Common Stock purchased upon exercise of an option to satisfy the above-mentioned withholding requirements. The option holder may satisfy the foregoing condition by electing to have the Company withhold from delivery shares having a value equal to the amount of tax to be withheld in the manner set forth in the Agreement and in compliance with such rules and regulations as determined by the

Committee from time to time. The Committee shall also have the right to require that shares be withheld from delivery to satisfy such condition.

     14. Restrictions on Issue of Shares.

     (a) Notwithstanding the provisions of Section 7, the Company may delay the issuance of shares covered by the exercise of an option and the delivery of a certificate for such shares until one of the following conditions shall be satisfied:

          (i) The shares with respect to which such option has been exercised are at the time of the issue of such shares effectively registered or qualified under applicable Federal and state securities acts now in force or as hereafter amended; or

          (ii) Counsel for the Company shall have given an opinion, which opinion shall not be unreasonably conditioned or withheld, that such shares are exempt from registration and qualification under applicable Federal and state securities acts now in force or as hereafter amended.

     (b) It is intended that all exercises of options shall be effective, and the Company shall use its best efforts to bring about compliance with the above conditions within a reasonable time, except that the Company shall be under no obligation to qualify shares or to cause a registration statement or a post-effective amendment to any registration statement to be prepared for the purpose of covering the issue of shares in respect of which any option may be exercised, except as otherwise agreed to by the Company in writing.

     15. Purchase for Investment; Rights of Holder on Subsequent
Registration. Unless the shares to be issued upon exercise of an option granted under the Plan have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended, the Company shall be under no obligation to issue any shares covered by any option unless the person who exercises such option, in whole or in part, shall give a written representation and undertaking to the Company which is satisfactory in form and scope to counsel for the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that he or she is acquiring the shares issued pursuant to such exercise of the option for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such shares, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act of 1933, or any other applicable law, and that if shares are issued without such registration, a legend to this effect may be endorsed upon the securities so issued. In the event that the Company shall, nevertheless, deem it necessary or desirable to register under the Securities Act of 1933 or other applicable statutes any shares with respect to which an option shall have been exercised, or to qualify any such shares for exemption from the Securities Act of 1933 or other applicable statutes, then the Company may take such action and may require from each optionee such information in writing for use in any registration statement, supplementary registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its officers and directors and controlling persons from such holder against all losses, claims, damages and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

     16. Loans. The Company may make loans to optionees to permit them to exercise options. If loans are made, the requirements of all applicable Federal and state laws and regulations regarding such loans must be met.

     17. Modification of Outstanding Options. The Committee may authorize the amendment of any outstanding option with the consent of the optionee when and subject to such conditions as are deemed to be in the best interests of the Company and in accordance with the purposes of this Plan.

     18. Approval of Stockholders. The Plan shall be subject to approval by the vote of stockholders holding at least a majority of the voting stock of the Company present, or represented, and entitled to vote at a duly held stockholders' meeting, or by written consent of stockholders holding at least a majority of the voting stock of the Company, within twelve (12) months after the adoption of the Plan by the Board of Directors and shall take effect as of the date of adoption by the Board of Directors upon such approval. The Committee may grant options under the Plan prior to such approval, but any such option shall become effective as of the date of grant only upon such approval and, accordingly, no such option may be exercisable prior to such approval.

     19. Termination and Amendment. Unless sooner terminated as herein provided, the Plan shall terminate ten (10) years from the date upon which the Plan was duly adopted by the Board of Directors of the Company. The Board of Directors may at any time terminate the Plan or make such modification or amendment thereof as it deems advisable; provided, however, that except as provided in this Section 19, the Board of Directors may not, without the approval of the stockholders of the Company obtained in the manner stated in
Section 18, increase the maximum number of shares for which options may be granted or change the designation of the class of persons eligible to receive options under the Plan, or make any other change in the Plan which requires stockholder approval under applicable law or regulations or any applicable rule or regulation of any stock exchange or over-the-counter market on which the Company's Common Stock is then listed. The Committee may grant options under the Plan prior to such approval, but any such option shall become effective as of the date of grant only upon such approval and, accordingly, no such option may be exercisable prior to such approval. The Committee may terminate, amend or modify any outstanding option without the consent of the option holder, provided, however, that, except as provided in Section 11, without the consent of the optionee, the Committee shall not change the number of shares subject to an option, nor the exercise price thereof, nor extend the term of such option.

     20. Reservation of Stock. The Company shall at all times during the term of the Plan reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of the Plan and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

     21. Limitation of Rights in the Option Shares. An optionee shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the options except to the extent that the option shall have been exercised with respect thereto and, in addition, a certificate shall have been issued theretofore and delivered to the optionee.

     22. Notices. Any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered by hand, if to the Company, to its principal place of business, attention: President, and, if to an optionee, to the address as appearing on the records of the Company.

                                   DETACH HERE



                                FIRST ALERT, INC.
                       1997 ANNUAL MEETING OF STOCKHOLDERS
P                                 MAY 6, 1997

R

O       The undersigned hereby appoints Malcolm Candlish, B. Joseph Messner and
     Haldon K. Grant, and each of them, with full power of substitution, attorneys and proxies to vote all shares of stock the undersigned is
X entitled to vote atthe 1997 Annual Meeting of Stockholders of FIRST ALERT, INC., to be held May 6, 1997 at 10:30 a.m. in the Regency Ballroom of the
Y Hilton Hotel, 3003 Corporate West Drive, Lisle, Illinois, and at any adjournments thereof, with all powers which the undersigned would possess if personally present,upon such business as may properly come before the meeting, as set forth on the reverse side, hereby revoking any proxy heretofore given.



                                                                     -----------
                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
                                                                         SIDE
                                                                     -----------

                                   DETACH HERE




[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE,
    THE SHARES REPRESENTED WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS AS SET FORTH IN THE PROXY STATEMENT AND FOR PROPOSALS
    2 AND 3.
    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING MATTERS DESCRIBED IN THE PROXY STATEMENT FOR THE MEETING:

    1. Election of three Directors to serve for a term of three years.                                         FOR  AGAINST  ABSTAIN
       NOMINEES: Malcolm Candlish, David V. Harkins,                       2. Proposal to ratify, confirm and  [ ]    [ ]      [ ]
              Albert L. Prillaman                                             approve the First Alert, Inc.
                                                                              1997 Stock Option Plan.
       FOR ALL NOMINEES LISTED   WITHHOLD VOTE FOR ALL
        (EXCEPT AS         [ ]   [ ]      NOMINEES       MARK HERE   [ ]
       MARKED TO THE                       LISTED.      IF YOU PLAN        3. Proposal to ratify, confirm and  [ ]    [ ]      [ ]
        CONTRARY).                                       TO ATTEND            approve the selection of Price
                                                        THE MEETING           Waterhouse LLP as the inde-
                                                                              pendent certified public
                                                         MARK HERE   [ ]      accountants of the Corporation
                                                        FOR ADDRESS           for fiscal year 1997.
                                                        CHANGE AND
    [ ]                                                 NOTE BELOW
       ________________________________________                            4. In their discretion, the proxies are authorized to
    To withhold authority to vote for any individual                          vote upon other business as may properly come before
    nominee, check the box immediately above and write                       the meeting, all as set out in the Notice and Proxy
    that nominee's name on the space provided.                               Statement relating to the meeting, receipt of which
                                                                              is hereby acknowledged.

                                                                           PLEASE DATE AND SIGN THIS PROXY IN THE SPACE PROVIDED
                                                                           AND RETURN IT IN THE ENCLOSED ENVELOPE, WHETHER OR NOT
                                                                           YOU EXPECT TO ATTEND THE MEETING IN PERSON.

                                                                           Please sign exactly as your name(s) appear(s) hereon.
                                                                           When shares are held by more than one person, all owners
                                                                           should sign. When signing as attorney, executor,
                                                                           administrator, trustee or guardian, please give full
                                                                           title as such. If a corporation, please sign in full
                                                                           corporate name by President or other authorized officer.
                                                                           If a partnership, please sign in partnership name by
                                                                           authorized person.



Signature: __________________________ Date: _____________ Signature: __________________________ Date: _____________

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